UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 25, 2011

FIRST MARINER BANCORP
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	000-21815 (Commission File Number)	52-1834860 (IRS Employer Identification No.)

1501 S. Clinton Street, Baltimore, MD  21224
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (410) 342-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2011, First Mariner Bancorp (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”) notifying the Company that the Company has not regained compliance with Nasdaq Listing Rule 5450(a)(1) within the 180 calendar day extension previously granted by NASDAQ.  Nasdaq Listing Rule 5450(a)(1) requires maintenance of  a minimum bid price of $1.00 per share for continued inclusion on The NASDAQ Capital Market, and in connection with the transfer of the listing of the Company’s common stock to The NASDAQ Capital Market on February 23, 2011, the Company was granted an extension of 180 days, or until August 22, 2011, within which to comply with NASDAQ’s $1.00 minimum bid price requirement.  The August 25, 2011 notification further states that failure to regain compliance with Nasdaq Listing Rule 5450(a)(1) serves as an additional basis for delisting the Company’s securities from The Nasdaq Stock Market.

The Company has appealed the delisting determination to a NASDAQ Listing Qualifications Panel and a hearing was held on August 25, 2011. The Company is awaiting the results of the hearing and expects to receive a ruling within 30 days. The Company’s stock will continue to trade on the NASDAQ Capital Market during this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MARINER BANCORP

Date: August 26, 2011	By:	/s/ Paul Susie
Paul Susie
Chief Financial Officer